UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2008

Piedmont Community Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-52453	20-8264706
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Bill Conn Connector, Gray, Georgia 31032

(Address of Principal Executive Offices, including Zip Code)

(478) 986-5900

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2008 Piedmont Community Bank Group, Inc.’s bank subsidiary, Piedmont Community Bank (the “Bank”), adopted an Executive Salary Continuation Plan (the “Plan”) that provides for certain benefits to the following executive officers: R. Drew Hulsey, Jr., Mickey C. Parker, M. Cole Davis and Julie Simmons. The Bank’s Board of Directors may designate other key employees as participants under the Plan. A brief description of the Plan is set forth in the paragraphs that follow. The summary is qualified in its entirety by reference to the provisions of the Plan, the form of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

If a participant’s employment terminates after reaching age 65, then he or she will receive an annual benefit upon such termination and for a 15-year period following termination. The annual benefit will be equal to 5% of the participant’s base salary in effect on the termination date. If a participant’s employment terminates after reaching age 55 but before reaching age 65, then he or she will receive a reduced annual benefit upon such termination and for a 15-year period following termination. If a participant’s employment terminates prior to reaching age 55, then he or she will receive a lump sum payment that is calculated based on the present value of the projected normal retirement benefit (reduced by an annual accrual factor).

The Plan also provides for certain benefit if a participant becomes disabled or dies prior to the commencement of benefits under the Plan. If a participant dies after benefit payments have commenced, the Bank will pay any remaining benefits to a designated beneficiary.

If a participant’s employment terminates after a “change in control” (as defined in the Plan), then the participant will receive an annual benefit equal to 35% of his or her base salary in effect on the termination date. This benefit will be paid for a period of 15 years.

If as a result of benefits payable under the Plan (after taking into account any other payment to the participant which constitutes a parachute payment under Section 280G of the Internal Revenue Code (the “Code”)), the participant is required to pay an excise tax under Section 4999 of the Code due to the receipt of an excess parachute payment under Section 280G of the Code, the Bank will pay to the participant an amount equal to the excise tax plus income taxes due at the participant’s then-current combined federal, state and local income tax rate as a result of the excise tax. This payment will be made in a lump sum within 90 days after the participant’s termination from employment.

Notwithstanding the foregoing, no benefits will be payable under the Plan if the participant’s termination of employment is for “cause” (as defined in the Plan).

Participants under the Plan and their beneficiaries are unsecured creditors of the Bank with respect to the Plan’s benefits.

With respect to Messrs. Hulsey and Davis and Ms. Simmons the Bank has acquired bank-owned life insurance to offset the annual expense accruals for the benefits payable to these executives under the Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Salary Continuation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2008	PIEDMONT COMMUNITY BANK GROUP, INC.

	By:	/s/ Julie Simmons
Julie Simmons
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Salary Continuation Plan